Exhibit 99.1

Anika Therapeutics Announces Dismissal of MONOVISC® U.S. Patent Infringement Lawsuit

BEDFORD, Mass.--(BUSINESS WIRE)--March 13, 2014--Anika Therapeutics, Inc. (Nasdaq: ANIK), a leader in products for tissue protection, healing and repair, based on hyaluronic acid (“HA”) technology, today announced that Genzyme Corporation (plaintiff) and Anika Therapeutics, Inc. (defendant) filed a joint motion with the United States District Court for the District of Massachusetts to lift a stay and dismiss a patent infringement lawsuit concerning MONOVISC. MONOVISC, a single-injection treatment for osteoarthritis pain of the knee, received FDA PMA approval in February 2014. The court granted the parties’ motion and issued an order dismissing the litigation with prejudice on March 10, 2014. This final and unappealable order resolves the parties’ dispute and is another important milestone toward commercialization of the product in the United States.

MONOVISC is marketed in the U.S. by DePuy Synthes, Mitek Sports Medicine (“Mitek”). Under the license agreement with Mitek, Anika will receive a milestone payment of $17.5 million upon an irrevocable resolution of the Genzyme litigation allowing Mitek and Anika to make, use, and sell MONOVISC without infringing the Genzyme intellectual property. The agreement also calls for potential additional payments contingent on achieving certain performance and sales threshold milestones, in addition to product transfer and royalty fees.

About Anika Therapeutics, Inc.

Headquartered in Bedford, Mass., Anika Therapeutics, Inc. develops, manufactures and commercializes therapeutic products for tissue protection, healing, and repair. These products are based on hyaluronic acid (“HA”), a naturally occurring, biocompatible polymer found throughout the body. Anika’s products range from orthopedic/joint health solutions led by Orthovisc®, a treatment for osteoarthritis of the knee; to surgical aids in the anti-adhesion and ophthalmic fields. The company also offers aesthetic dermal fillers for the correction of facial wrinkles. Anika’s Italian subsidiary, Anika S.r.l., provides complementary HA products in orthopedic/joint health and anti-adhesion, as well as therapeutics in areas such as advanced wound treatment and ear, nose and throat care. Its regenerative technology advances Anika’s vision to offer therapeutic products and medical solutions that go beyond pain relief to protect and restore damaged tissue.

The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, those relating to (i) the commercialization of MONOVISC, (ii) the achievement of performance and sales threshold milestones relating to MONOVISC, and (iii) the milestone related to the resolution of the Genzyme litigation. These statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks, uncertainties and other factors. The company's actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors including (i) the company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all, obtain pre-clinical or clinical data to support domestic and international pre-market approval applications or 510(k) applications, or timely file and receive FDA or other regulatory approvals or clearances of its products, or that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (ii) the company's research and product development efforts and their relative success, including whether the company has any meaningful sales of any new products resulting from such efforts; (iii) the cost effectiveness and efficiency of our clinical studies, manufacturing operations and production planning; (iv) the strength of the economies in which the company operates or will be operating, as well as the political stability of any of those geographic areas; (v) future determinations by the company to allocate resources to products and in directions not presently contemplated, (vi) the company’s ability to launch Monovisc in the U.S.; (vii) the company’s ability to provide an adequate and timely supply of its ophthalmic, Orthovisc and other products to its customers, (viii) our ability to successfully manage and turnaround Anika S.r.l.’s business, and (ix) the company’s ability to achieve its stated growth targets. Certain other factors that might cause the company's actual results to differ materially from those in the forward-looking statements include those set forth under the headings "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended December 31, 2012, as well as those described in the company's other press releases and SEC filings.

CONTACT:
Anika Therapeutics, Inc.
Charles H. Sherwood, Ph.D., President and CEO
or
Sylvia Cheung, CFO
781-457-9000